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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 3, 1999




                                   KEVCO, INC.
               (Exact Name of Registrant as Specified in Charter)




            TEXAS                     000-21621                   75-2666013
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
       of Incorporation)                                     Identification No.)



                     1300 SOUTH UNIVERSITY DRIVE, SUITE 200
                             FORT WORTH, TEXAS 76107
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (817) 332-2758



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) (i) Kevco, Inc. (the "Registrant") dismissed PricewaterhouseCoopers LLP as its independent certified public accountant, effective as of August 3, 1999.

             (ii) There have been no adverse opinions, disclaimers of opinion, or qualifications or modifications as to uncertainty, audit scope, or accounting principles regarding the reports of PricewaterhouseCoopers LLP on the Registrant's financial statements for each of the fiscal years ended December 31, 1998 and 1997.

             (iii) The Audit Committee of the Registrant's Board of Directors approved the change of accountants and that action was ratified by the Board of Directors of the Registrant.

             (iv) During the Registrant's fiscal years ended December 31, 1998 and 1997 and the subsequent interim period to August 3, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in connection with its report.

             (v) The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission (the "Commission") as to whether it agrees with the above statements. A copy of PricewaterhouseCoopers LLP's letter to the Commission, dated as of August 9, 1999, is filed as Exhibit 16.1 to this current report on Form 8-K.

         (b) Concurrently with the dismissal of PricewaterhouseCoopers LLP, the Registrant engaged the accounting firm of Ernst & Young LLP ("Ernst & Young") as its independent accountants, effective as of August 3, 1999.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c)      Exhibits.

                  16.1 Letter of PricewaterhouseCoopers LLP to the Commission, dated as of August 9, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   KEVCO, INC.



Date:  August 9, 1999              By:     /s/ Frederick B. Hegi, Jr.
                                       -----------------------------------------
                                           Frederick B. Hegi, Jr.
                                           President and Chief Executive Officer


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                                INDEX TO EXHIBIT


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
16.1                Letter of PricewaterhouseCoopers LLP to the Commission,
                    dated as of August 9, 1999.